EXHIBIT 99.1

FOR IMMEDIATE RELEASE

KIT digital Acquires Multicast Media to Become #1 Provider
of Enterprise IP Video Management in North America

PRAGUE, Czech Republic and ATLANTA, Georgia – March 15, 2010 – KIT digital, Inc. (NASDAQ: KITD), a leading global provider of on-demand software solutions for managing and monetizing Internet Protocol (IP)-based video assets, has executed a definitive agreement to acquire privately-held Multicast Media Technologies, Inc. of Atlanta, Georgia for net consideration of approximately $18.0 million, comprised of $4.9 million in cash and 1.3 million shares of KIT digital common stock, plus the assumption of approximately $4.6 million in long-term liabilities.

Multicast is a recognized North American market leader in live event broadcasting, Internet video management and targeted multimedia communications. In 2009, nearly 1,000 organizations used Multicast’s hosted solutions to broadcast 50,000 live events and serve more than 250 million video streams to a worldwide audience.

Multicast’s clients include government, non-profit and faith-based organizations, as well as a number of Fortune 500 companies. Multicast derives an estimated $12.0 million in annualized recurring licensing fees for its IP video management software, with certain additional revenues related to professional services.

“Multicast complements and substantially expands our North American client base, as well as our capabilities in serving video to the ‘three screens’ of the mobile device, browser and IP-enabled television,” said KIT digital’s chairman and CEO, Kaleil Isaza Tuzman. “We expect this acquisition to be immediately accretive—on both a revenue and cash-flow multiple basis—and provide important synergies in terms of business development, geographical footprint, platform technology and overall growth potential.”

“While KIT digital has achieved the leading market share position for enterprise-class IP video management on a global basis, the acquisition of Multicast now makes us the clear number one provider in North America, and strengthens our dominance in the global arena,” added Isaza Tuzman.

Lou Schwartz, Multicast CEO, commented: “As a profitable and long-term player in the IP video platform industry, we had numerous strategic options. We are excited to be teaming up with the global leader in IP video management and are confident that our collective strength will yield exceptional value and benefits for our newly combined customer base."

Multicast adds approximately 960 distinct enterprise and faith-based customers, including FedEx, The Knot, In Touch Ministries, Move, Inc., World Changers Church International, Delta Airlines, Joyce Meyer Ministries, Cummins, Lakewood Church, Home Box Office, The Christian Science Publishing Society, EWTN Global Catholic Network, AutoTrader.com, and AstraZeneca.

Multicast’s online video platform, Media Suite, provides customers with an end-to-end solution for preparing, managing and publishing live and on-demand IP video and multimedia presentations. Media Suite’s core capabilities and optional add-on modules are integrated via a smooth and efficient workflow. Multicast was recently awarded first place for Streaming Media Magazine’s 2009 Readers’ Choice award in the “Transcoding SaaS” category by more than 5,000 voters.

KIT digital will be progressively integrating Media Suite’s live and content delivery solutions onto its VX-one platform, and expects to host Multicast’s clients operating on a unified platform by the third quarter of 2010.

The acquisition includes the appointment of several Multicast executives to KIT digital’s global management team. As a result of the acquisition, KIT digital also expects to integrate Multicast’s successful channel partnerships with leading content delivery infrastructure companies, creative agencies and marketing services companies, all of which support Multicast’s direct sales team. Atlanta, Georgia, will continue to be home to Multicast’s 90+ employees and will become an important hub for KIT digital’s client delivery for both North and South America.

Mark Koulogeorge, managing general partner of MK Capital and director of Multicast, commented: "KIT digital and Multicast share a common vision to be the provider of choice for large corporate, non-profit, government and faith-based organizations employing IP video. MK Capital is excited about retaining the large majority of its equity ownership in the combined entity—in lieu of cash compensation—and we see significant upside for our investors as the KIT management team continues to successfully execute its global growth strategy.”

Concurrent with the Multicast acquisition, KIT digital announced that it has acquired or agreed to acquire nearly 4 million of its outstanding in-the-money warrants over the course of the first quarter, using the proceeds from its recent $15.0 million public equity offering.

Pro forma of the issuance of common shares and cash outlay related to the acquisition of Multicast and repurchase of outstanding in-the-money warrants, as well as the payment of assumed liabilities of Multicast, KIT digital estimates it will have approximately 17.7 million as-diluted shares outstanding, and hold approximately $15.0 million in net cash and equivalents. The company expects there will be some restructuring costs following the acquisition of Multicast.

KIT digital plans to close the acquisition of Multicast by March 31, 2010. Janney Montgomery Scott LLC acted as financial advisor to KIT digital on this transaction.

Investor Conference Call
Further details of the Multicast acquisition and warrant buy-backs will be presented in an investor conference call hosted by the management of KIT digital at 10:30 a.m. Eastern time on Tuesday, March 16, 2010.

For participants who wish to ask a question during the Q&A period or access the call via telephone only, please call the conference telephone number, below, at least 5-10 minutes prior to the scheduled start time:

Time: 10:30 a.m. Eastern time (7:30 a.m. Pacific time)
Dial-in # North America toll-free: +1-800-895-0198
Dial-in # outside of North America: +1-785-424-1053
Conference ID: 7KITDIGITAL

If you have any difficulty connecting with the conference call, please contact the Liolios Group at +1-949-574-3860.

A replay of the call will be available on after 1:30 p.m. Eastern time on the same day and until April 16, 2010:

Toll-free replay # (North America): +1-800-374-0328
International replay # (outside of North America): +1-402-220-0663
(No passcode required)

About Multicast Media Technologies, Inc.
Privately-held Multicast is a market leader in live event broadcasting, Internet video and targeted multimedia communication that moves people to action. Since its founding in 2001, Multicast has been an easy, affordable solution for organizations of various types and sizes that want to use video, audio and other digital media to inform, educate, promote and inspire. Nearly 1,000 organizations around the world use Multicast’s innovative hosted solutions to broadcast about 50,000 live events each year and serve 250 million streams. For more information about Multicast, please visit www.multicastmedia.com.

About KIT digital, Inc.
KIT digital (NASDAQ: KITD) is a leading, global provider of on-demand, Internet Protocol (IP)-based video asset management systems (VAMS). KIT VX, the company's end-to-end software platform, enables enterprise clients to acquire, manage and distribute video assets across the three screens of today's world: the personal computer, mobile device, and IPTV-enabled television set. The application of VX ranges from commercial video distribution to internal corporate deployments, including corporate communications, human resources, training, security and surveillance. KIT digital's client base includes more than 600 enterprise customers across 30+ countries, including The Associated Press, Best Buy, Bristol-Myers Squibb, Disney-ABC, General Motors, Google, Hewlett-Packard, IMG Worldwide, Intel, McDonald's, News Corp, Telefonica, the U.S. Department of Defense, Verizon, and Vodafone. KIT digital is headquartered in Prague, and maintains principal offices in Cologne, Dubai, London, Melbourne (Australia), New York, Stockholm and Toronto. For additional information, visit www.kitd.com or follow the company on Twitter at twitter.com/KITdigital.

KIT digital Forward-Looking Statement
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc. which can be identified by the use of forward-looking terminology such as “anticipates,” "believes," “estimates,” "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. KIT digital is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Contact:
Adam Davis
Global Communications Manager
Tel. +1-609-468-9500
adam.davis@kitd.com

KIT digital Investor Relations Contact:
Matt Glover
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com